UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2009 (December 18, 2008)

Whitestone REIT

(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas  77063

(Address of principal executive offices)   (Zip Code)

(713) 827-9595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2009, Daniel G. DeVos and Daryl J. Carter will join the Board of Trustees of Whitestone REIT (the “Company”).  The Company’s Board of Trustees elected Mr. DeVos and Mr. Carter on December 18, 2008. There were no arrangements or understandings between Mr. DeVos or Mr. Carter and any person pursuant to which they were elected a trustee. The Board of Trustees has not yet determined the committees on which Mr. DeVos or Mr. Carter will serve. A description of the compensation payable to members of the Company’s Board of Trustees was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 3, 2008.

On January 20, 2009, the Company issued press releases announcing the appointments of Mr. DeVos and Mr. Carter to the Board of Trustees. Copies of the press releases are furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Releases dated January 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 21, 2009	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer